Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Prospectus, which is part of the Registration Statement No. 333-130305 of NS8 Corporation (the "Company") of Amendment No. 4 on Form SB-2 of our report, dated April 13, 2006, on the consolidated financial statements of NS8 Corporation and subsidiaries as of and for the year ended December 31, 2005. We also consent to the use of Corbin & Company, LLP's name as it appears under the captions "Experts".

                                       /s/ CORBIN & COMPANY LLP

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                                       CORBIN & COMPANY LLP
                                       Irvine, California

                                       October 24, 2006